EXHIBIT 10.1
FORM OF
WARRANT EXERCISE & NOTE CONVERSION AGREEMENT

This Agreement (the “Agreement”), made as of the 26th day of March 2008 between SPO Medical Inc. (the “Company, or SPO”) and the undersigned subscriber (the “Subscriber”).

Whereas SPO and Subscriber entered into a Subscription Agreement dated September 2005, as subsequently amended, whereby SPO sold Subscriber certain SPO securities including (i) a promissory note (the “Note”); and (ii) a common stock purchase warrant (the “Warrant”); and

Whereas, the Subscriber wishes to exercise the right, represented by the Warrant, to purchase shares of Common Stock of the Company and apply all principal owing under the Note to such purchase; and furthermore wishes to exercise the right under the Note to convert all interest owing thereunder to purchase shares of Common Stock of the Company.

NOW THEREFORE, in consideration of the above and the terms and conditions hereof, the parties, for themselves, their, heirs, successors and assigns agree as follows:

1. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings described in the Subscription Agreement.

2. Effective the date hereof, the principal owing under the Note shall be applied to purchase shares of Common Stock of the Company under the Warrant and all interest accrued under the Note shall be converted to shares of Common Stock of the Company, all at the Warrant exercise price and Note conversion price of $0.60 per share. Upon execution hereof (i) the Note shall be deemed fully paid and satisfied and deemed null and void, and (ii) the Warrant shall be deemed fully exercised and null and void. SPO shall issue and deliver to Subscriber (at the address below) certificates for such shares with a restrictive legend required under law.

3. In consideration of the Subscriber's agreement to the above exercise of Warrant and conversion of Note interest the Company shall issue forthwith to the Subscriber a three year warrant to purchase the number of shares of Common Stock equal to 25% of the number of shares received from exercise of the Warrant and Note conversion with an exercise price of $0.60 per share.

4. Subscriber represents and warrants to, and covenants and agrees with, the Company as follows:

 (a) Without limiting Subscriber’s right to sell the Shares pursuant in compliance with the Securities Act of 1933, as amended (the “Securities Act”), Subscriber is acquiring the said shares and warrant (jointly the "Securities") for its own account for investment only and not with a view towards the public distribution thereof.

(b) The Subscriber is an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act.

(c) All subsequent offers and sales of the Securities by the Subscriber shall be made pursuant to registration of the relevant Securities under the Securities Act or pursuant to an exemption from such registration.

(d) The Subscriber understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Subscriber 's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Securities.

(e) The Subscriber and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Subscriber. The Subscriber and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Subscriber has also had the opportunity to obtain and to review the reports filed by the Company with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

(f) In connection with its acquisition of the Securities, the Subscriber has not relied on any statement or representation by the Company or any of its officers, directors and employees or any of its attorneys or agent, except as specifically set forth herein.

(g) The Subscriber understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares.

(h) The Subscriber is not affiliated with any party that beneficially owns more than 5% of the Common Stock of the Company outstanding on the date hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.
SPO Medical Inc.	Subscriber
_______________	_____________________
Michael Braunold
President & CEO	Print Name:____________________

Address: ___________________________

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Fax: ______________________________